Sub-Item 77 Q Exhibits 1(e) Amendments to Investment Advisory Contracts

Subadvisory Agreement - Artisan Partners Limited Partnership re:
International Fund effective March 12, 2014 is herein incorporated by reference to exhibit (d)(147) of Post Effective Amendment #51 filed on
April 30, 2014

Subadvisory Agreement - Artisan Partners Limited
Partnership re: Select Value Fund effective March 12, 2014 is herein incorporated by reference to exhibit (d) (148) of Post Effective
Amendment #51 filed on April 30, 2014

Amendment to Schedule of the
Second Master Investment Advisory Agreement effective May 1, 2014 is herein incorporated by reference to exhibit (d) (149) of Post Effective
Amendment #51 filed on April 30, 2014

Amendment No. 3 to Subadvisory
Agreement - Payden & Rygel re: Diversifying Strategies Fund effective
May 1, 2014 is herein incorporated by reference to exhibit (d)(150) of
Post Effective Amendment #51 filed on April 30, 2014

Subadvisory Agreement
- SSgA Funds Management, Inc. re: Diversifying Strategies Fund effective
May 1, 2014 is herein incorporated by reference to exhibit (d)(151) of
Post Effective Amendment #51 filed on April 30, 2014

Subadvisory Agreement
- Oaktree Capital Management, L.P. re: High Yield Fund effective May 1, 2014 is herein incorporated by reference to exhibit (d) (152) of Post Effective
Amendment #51 filed on April 30, 2014